UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 19, 2011

VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

           (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement with Gemini Master Fund, Ltd. and Ascendiant Capital Partners, LLC (“Investors”)

On May 19, 2011, Visualant, Inc. (“Visualant” or the “Company”) entered into a Securities Purchase Agreement (“Agreement”) with Gemini Master Fund, Ltd. and Ascendiant Capital Partners, LLC (“Investors”) pursuant to which the Company agreed to issue $1.2 million of 10% convertible debentures due May 1, 2012. The Company received $1.0 million in cash related to the Agreement.

The financing, led by Gemini Strategies LLC of San Diego, CA and New York, and Ascendiant Capital Partners LLC of Irvine, CA, provides capital for Visualant to continue with the execution of its strategic plans, including the funding of its planned acquisitions and the market development of its Spectral Pattern Matching Technology.

Under the terms of the Agreement, the convertible debentures have a floor conversion price of $0.35 per share subject to adjustment and include warrants totaling 2.4 million shares that are exercisable at a price of $0.50 per share for five years. The financing provides for an additional $1.0 million investment option within the one year agreement at $1.00 per share and has a floor conversion price of $.70 per share subject to adjustment. The Company has agreed to file a registration statement on form S-1 to register the resale of all shares issuable in connection with the convertible debentures and warrants and have it declared effective within ninety days of the closing of the transaction.

The Company paid legal fees and expenses in the amount of $12,500. Visualant also paid $80,000 or 8.0% of the cash received and issued a five warrant for 192,000 shares in placement agent fees to Ascendiant Capital Markets LLC.

The Agreement may be terminated by the Investors under certain conditions. The Agreement also contains certain representations and warranties of Visualant and the Investors, including customary investment-related representations provided by the Investors, as well as acknowledgements by the Investors that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the shares has not been registered with the SEC or qualified under any state securities laws. Visualant provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations. The Investor’s representations and warranties are qualified in their entirety (to the extent applicable) by the Company’s disclosures in the reports it files with the SEC. Visualant also delivered confidential disclosure schedules qualifying certain of its representations and warranties in connection with executing and delivering the Agreement.

The above description of the Securities Purchase Agreement is intended only as a summary of such agreement. The full agreement will be filed as an exhibit to Visualant’s Form 10-Q for the quarter ended on June 30, 2011.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press release issued by Visualant, Inc. dated May 24, 2011 concerning the $1 million in financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO

May 24, 2011

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press release issued by Visualant, Inc. dated May 24, 2011 concerning the $1 million in financing.